Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Fidelity Devonshire Trust of our report dated March 12, 2025, relating to the financial statements and financial highlights of the Fidelity Equity-Income Fund, which appears Fidelity Devonshire Trust Certified Shareholder Report on Form N-CSR for the year ended January 31, 2025. We also consent to the references to us under the headings “Additional Information About the Funds” and “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 6, 2026